UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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NANOPHASE TECHNOLOGIES CORPORATION

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1319 Marquette Drive

Romeoville, Illinois 60446

June 24, 2011

Dear Stockholder:

On behalf of the Board of Directors, I invite you to attend the 2011 Annual Meeting of Stockholders of Nanophase Technologies Corporation to be held at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois, on Tuesday, August 9, 2011 at 9:00 a.m., Chicago time. The formal notice of the Annual Meeting appears on the following page.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. On June 24, 2011, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2011 Proxy Statement and Annual Report and vote online, by phone, in person or by mail.

The attached Notice of Annual Meeting and Proxy Statement describes the matters that we expect to be acted upon at the Annual Meeting. Management will be available to answer any questions you may have immediately after the Annual Meeting.

Whether or not you choose to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please vote your shares via telephone, over the Internet or sign and date a paper copy of the proxy card and promptly return it to us in the enclosed postage paid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

You are welcome to attend the August 9, 2011 meeting, and I urge you to vote via telephone, over the Internet or by paper proxy as soon as possible.

Sincerely,

/s/ JESS JANKOWSKI
Jess Jankowski
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 9, 2011

To the Stockholders of

Nanophase Technologies Corporation:

The Annual Meeting of Stockholders of Nanophase Technologies Corporation (the “Company”) will be held at 9:00 a.m., Chicago time, on Tuesday, August 9, 2011, at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois, for the following purposes:

(1)	To elect three Class II directors to the Company’s Board of Directors;

(2)	To ratify the appointment by the Company’s Audit and Finance Committee of McGladrey & Pullen, LLP as the independent auditors of the Company’s financial statements for the year ended December 31, 2011; and

(3)	To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on June 15, 2011 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

/s/ FRANK CESARIO
Frank Cesario
Chief Financial Officer

Romeoville, Illinois

June 24, 2011

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE VOTE. INSTRUCTIONS REGARDING THE VARIOUS METHODS OF VOTING ARE CONTAINED ON THE PROXY CARD, INCLUDING VOTING BY TOLL-FREE TELEPHONE NUMBER OR THE INTERNET. IF YOU RECEIVED A PAPER COPY OF YOUR PROXY CARD BY MAIL, YOU MAY STILL

VOTE YOUR SHARES BY MARKING YOUR VOTES ON THE PROXY CARD, SIGNING AND DATING IT AND MAILING IT IN THE ENVELOPE PROVIDED.

NANOPHASE TECHNOLOGIES CORPORATION

1319 Marquette Drive

Romeoville, Illinois 60446

(630) 771-6708

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors (the “Board of Directors”) of Nanophase Technologies Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m., Chicago time, Tuesday, August 9, 2011, at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois, and any adjournments thereof. This Proxy Statement and accompanying form of proxy are first being mailed or made available via the Internet to stockholders on or about June 24, 2011.

Record Date and Outstanding Shares — The Board of Directors has fixed the close of business on June 15, 2011 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, the Company had outstanding 21,204,162 shares of Common Stock, par value $0.01 per share (the “Common Stock”). Each outstanding share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

Notice of Electronic Availability of Proxy Statement and Annual Report — As permitted by rules adopted by the Securities and Exchange Commission, the Company is making this proxy statement and its annual report available to its stockholders electronically via the Internet. On June 24, 2011 we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2011 Proxy Statement and Annual Report and vote online, by phone, in person or by mail. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials, unless specifically requested. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Voting of Proxies — Jess Jankowski, the person named as proxy on the proxy card accompanying this Proxy Statement, was selected by the Board of Directors to serve in such capacity. Mr. Jankowski is an executive officer of the Company and is also a director of the Company. The shares represented by each executed and returned proxy will be voted in accordance with the directions indicated thereon, or, if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (1) an instrument revoking the proxy or (2) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting (attendance at the Annual Meeting will not, by itself, revoke a proxy). Stockholders will not have any rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon at the Annual Meeting.

Required Vote — The vote of a plurality of the shares of Common Stock voted in person or by proxy is required to elect the nominees for Class II director. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy is required to ratify the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm of the Company’s financial statements for the year ended December 31, 2011. Stockholders will not be allowed to cumulate their votes in the election of directors.

Quorum; Abstentions and Broker Non-Votes — The required quorum for transaction of business at the Annual Meeting will be a majority of the shares of Common Stock issued and outstanding as of the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. Abstentions and broker non-votes will be included in determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the vote for directors. Abstentions will be considered present and entitled to vote with respect to ratifying the appointment of the Company’s independent auditors and will have the same effect as votes “against” such proposal. Broker non-votes will have no effect on the vote to ratify the appointment of the Company’s independent auditors.

Annual Report to Stockholders — The Company’s Annual Report to Stockholders for the year ended December 31, 2010, containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement. Printed copies will be made available upon request.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of nine directors. Article VI of the Company’s Certificate of Incorporation provides that the Board of Directors shall be classified with respect to the terms for which its members shall hold office by dividing the members into three classes. At the Annual Meeting, three directors of Class II will be elected for a term of three years expiring at the Company’s 2014 Annual Meeting of Stockholders. The Company prepared the following director summaries using information furnished to the Company by the nominee/director. The nominees are presently serving as directors of the Company. See “Nominees” below.

The six directors whose terms of office do not expire in 2011 will continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. See “Other Directors” below.

If at the time of the Annual Meeting the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominee as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that the nominees will be unable or decline to serve as a director if elected.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED BELOW.

NOMINEES

The names of the nominees for the office of director, together with certain information concerning such nominees, is set forth below:

Name	Served as Director Since	Age	Position with Company
Jess A. Jankowski	2009	45	President, Chief Executive Officer, and Director
Richard W. Siegel, Ph.D.	1989	73	Director
W. Ed Tyler	2011	58	Director

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES FOR ELECTION AS CLASS II DIRECTORS.

Mr. Jankowski joined the board in February 2009. He has served as the Company’s President and Chief Executive Officer since that time. After joining the Company in 1995, Mr. Jankowski held offices including Vice President of Finance, Chief Financial Officer, Secretary, Treasurer and Controller. From 1990-1995 he served as Controller for two building and public works contractors in the Chicago area, during which time he had significant business development responsibilities. From 1986 to 1990, he worked for Kemper Financial Services in their accounting control corporate compliance unit, serving as unit supervisor during his last two years. Mr. Jankowski holds a B.S. from Northern Illinois University and an M.B.A. from Loyola University. He has served on the TechAmerica Midwest Board since 2008 and was an active member of the TechAmerica Midwest CFO Committee from 2006 through 2008. He was appointed to the Advisory Board of the Nanobusiness Commercialization Association in 2009. Mr. Jankowski was also appointed to the Romeoville Economic Development Commission and served from 2004 to 2010. He has also served on the advisory board of NITECH (Formerly WESTEC), an Illinois Technology Enterprise Center focusing on the commercialization of advanced manufacturing technologies from 2003 to 2008. In 2009, Mr. Jankowski was appointed to the board of directors of the Northern Illinois Technology Foundation, an economic development and technology transfer entity that is part of Northern Illinois University. The Company believes that Mr. Jankowski’s long-term and intimate experience with Nanophase operations, along with his financial and management expertise, makes him a valuable member of its Board of Directors.

Dr. Siegel is a co-founder of the Company and has served as a director of the Company since 1989. Dr. Siegel served as a consultant to the Company from 1990 to 2002 with regard to the application and commercialization of nanomaterials. Dr. Siegel is an internationally recognized scientist in the field of nanomaterials. During his tenure on the research staff at Argonne National Laboratory from July 1974 to May 1995, he was the principal scientist engaged in research with the laboratory-scale synthesis process that was the progenitor of the Company’s physical-vapor-synthesis production system. Dr. Siegel has been the Robert W. Hunt Professor in Materials Science and Engineering at Rensselaer Polytechnic Institute since June 1995, and served as Department Head from 1995 to 2000. In April 2001, Dr. Siegel became the founding Director of the newly created Rensselaer Nanotechnology Center at the Institute. During the period from 1995 until 1998, he was also a visiting professor at the Max Planck Institute for Microstructure Physics in Germany on an Alexander von Humboldt Research Prize received in 1994. During the period from 2003 until 2004 he was a visiting professor in Japan on a RIKEN Eminent Scientist Award. He chaired the World Technology Evaluation Center worldwide study of nanostructure science and technology for the U.S. government, has served on the Council of the Materials Research Society and as Chairman of the International Committee on Nanostructured Materials. He also served on the Committee on Materials with Sub-Micron Sized Microstructures of the National Materials Advisory Board and was the co-chairman of the Study Panel on Clusters and Cluster-Assembled Materials for the U.S. Department of Energy. He served on the Nanotechnology Technical Advisory Group to the U.S. President’s Council of Advisors on Science and Technology during 2003-2009. Dr. Siegel holds an A.B. degree in physics from Williams College and an M.S. degree and Ph.D. from the University of Illinois at Urbana-Champaign. The Company believes that Dr. Siegel’s value to its Board of Directors, as co-founder of the Company and inventor of its initial base technology, is self-explanatory.

Mr. Tyler joined Nanophase as a director in January 2011. Mr. Tyler is Chairman of the Board of First Industrial Realty Trust, where he has served as a director since 2000. He has also served in recent leadership positions at Ideapoint Ventures, an early stage venture fund that focuses on nanotechnologies, and Industrial Nanotech, Inc., an entity which develops and sells nanomaterial solutions. Previously, Mr. Tyler served as President and CEO of Moore Corporation Limited, a provider of data capture, information design, marketing services, digital communications and print solutions. Mr. Tyler also worked for 24 years with R. R. Donnelley &

Sons Company in Chicago, beginning his career as an electronics engineer and ultimately serving as Executive Vice President, Sector President, and Chief Technology Officer. He also was responsible for 77 Capital, an early stage venture capital subsidiary of Donnelley, where he was directly responsible for investment decisions and worked closely with the portfolio companies while participating on many of their boards. Mr. Tyler is a former Chairman of the American Red Cross (Mid-America Chapter) and Campaign Chairman of the United Way of Lake County, and serves as a director for several small, private companies. He is a member of the Board of Directors of Lake Forest Graduate School of Management, where he is also an adjunct faculty member. The Company believes that Mr. Tyler’s extensive and diverse background in corporate leadership in technology-based companies, operations experience, and business acumen makes him a valuable member of its Board of Directors.

OTHER DIRECTORS

The following persons will continue to serve as directors of the Company after the Annual Meeting until their terms of office expire (as indicated below) or until their successors are duly elected and qualified. The Company prepared the following director summaries using information furnished to the Company by the directors.

Name	Age	Position with Company	Served as Director Since	Term Expires	Class
Donald S. Perkins	84	Chairman of the Board of Directors	1998	2012	III
George A. Vincent, III	66	Vice Chairman of the Board of Directors	2007	2012	III
Jerry K. Pearlman	72	Director	1999	2012	III
James A. Henderson	76	Director	2001	2013	I
James A. McClung, Ph.D.	73	Director	2000	2013	I
R. Janet Whitmore	56	Director	2003	2013	I

Mr. Perkins has served as a director of the Company since February 1998. Mr. Perkins retired from Jewel Companies, Inc., a retail supermarket and drug chain, in 1983. He had been with Jewel since 1953, serving as President from 1965 to 1970, as Chairman of the Board of Directors from 1970 to 1980, and as Chairman of the Executive Committee until his retirement. He has served on a number of corporate boards and is currently a director of LaSalle Hotel Properties and La Salle U.S. Realty Income and Growth Fund III. For more than 30 years, he has served on corporate boards including AT&T, Aon, Corning, Cummins Engine, Eastman Kodak, Firestone, Inland Steel Industries, Kmart, Lucent Technologies, The Putnam Funds, Springs Industries and Time-Warner, Inc. He has served as a Trustee of The Ford Foundation, The Brookings Institution and as a member of The Business Council. Mr. Perkins is a life trustee and was Vice Chairman of the Board of Trustees of Northwestern University. He is also a member of the Civic Committee of The Commercial Club of Chicago, and Advisory Boards for Blue Ridge Partners, Shields-Meneley, RoundTable Healthcare Partners L.P., Northwestern University’s School of Communication and its School of Education and Social Policy. Mr. Perkins holds a B.A. degree from Yale University and an M.B.A. degree from the Harvard Graduate School of Business Administration. The Company believes that Mr. Perkins’ extensive resume of corporate leadership, including Board service, makes him a valuable member of its Board of Directors.

Mr. Vincent has served as a director of the Company since November 2007. In August 2008, he was appointed as Vice Chairman of the Company’s Board of Directors. He is the retired Chairman and President of The HallStar Company, where he served as CEO for twenty years. HallStar is a chemical manufacturer and innovator specializing in material science, marketing its products worldwide, primarily into the polymer and personal care industries. Prior to HallStar, Mr. Vincent held positions in purchasing, sales, commercial development and strategic planning with FMC Corporation (chemicals) and General Electric Company (chemicals and plastics). Mr. Vincent has served as Chairman of the Illinois Manufacturers’ Association (IMA) and the Chemical Industry Council of Illinois (CICI), as well as Director of the American Chemistry Council (ACC). Mr. Vincent serves on the Boards of several closely-held companies in the chemicals and materials industry sector. Mr. Vincent holds a Bachelor of Arts degree in Chemistry from Dartmouth College and an M.B.A. degree from Harvard Business School. The Company believes that Mr. Vincent’s extensive experience in the chemicals industry and management leadership makes him a valuable member of its Board of Directors.

Mr. Pearlman has served as a director of the Company since April 1999. Mr. Pearlman retired as Chairman of Zenith Electronics Corporation in November 1995. He joined Zenith as controller in 1971 and served as Chief Executive Officer from 1983 through April 1995. Mr. Pearlman previously served as a director of Smurfit Stone Container Corporation, Ryerson Tull, First Chicago Corporation and Royal Packaging Industries Van Leer. He is a life trustee of Northwestern University and a life director and past chairman of the board of Evanston Northwestern Healthcare. Mr. Pearlman graduated from Princeton with honors from the Woodrow Wilson School and from Harvard Business School with highest honors. The Company believes that Mr. Pearlman’s extensive financial and leadership experience make him a valuable member of its Board of Directors.

Mr. Henderson has served as a director of the Company since July 2001. He retired as Chairman and Chief Executive Officer of Cummins Engine Company (now Cummins Inc.) in December 1999, after joining the company in 1964. Mr. Henderson became President and Chief Operating Officer of Cummins in 1977, was promoted to President and Chief Executive Officer in 1994 and served as Chairman and Chief Executive Officer from 1995 until his retirement in 1999. Mr. Henderson graduated from Culver Military Academy, holds an A.B. in public and international affairs from Princeton University and an M.B.A. from Harvard Business School. Mr. Henderson also currently serves as a member of the Board of Directors of Hillenbrand, Inc. Mr. Henderson previously served as a director of AT&T, Inc., International Paper, Rohm & Haas and Ryerson, Inc. He serves as Chairman Emeritus of the Board of the Culver Education Foundation and is a past Chair of the Executive Committee of the Princeton University Board of Trustees. The Company believes that Mr. Henderson’s extensive and diverse background in corporate leadership in technology-based companies, operations experience, and business acumen makes him a valuable member of its Board of Directors.

Mr. McClung has served as a director of the Company since February 2000, and is chairman of the Audit Committee. Currently he is Chairman & CEO of Lismore International. He retired as a Senior Vice President and Executive Officer for FMC Corporation (which has since been split into 3 public corporations: FMC Corp; FMC Technologies; John Bean Technologies), a leading producer of a diversified portfolio of chemicals and machinery. He has over 30 years of global business development and experience in over 75 countries, having managed and developed new technologies and production processes for diversified global businesses, including specialized chemicals and machinery, while living in the United States, Europe and Africa. Mr. McClung currently serves as corporate board member of Alticor (Amway) and Hu-Friedy. Previously he has served on other corporate boards: NCCI, Turtle Wax, and Beaulieu Corporation. He was a founding member of the U.S.-Russia Business Council and is active in other international business organizations, such as Japan American Society, Chicago Council on Global Affairs, Executive Club of Chicago and the Economic Club of Chicago. He serves as a board trustee at Thunderbird School of Global Management and the College of Wooster (Ohio). Mr. McClung earned a bachelor’s degree from the College of Wooster (Ohio), a master’s degree from the University of Kansas and a doctorate from Michigan State University. The Company believes that Mr. McClung’s extensive global business development and worldwide management experience, including his experience in the specialty chemicals industry, make him a valuable member of its Board of Directors.

Ms. Whitmore joined the board in November 2003. She is a former director of Silverleaf Resorts, Inc., where she served as Chairman of the Compensation Committee and as a member of the Audit Committee. She is also a former director of Epoch Biosciences, a supplier of proprietary products used to accelerate genomic analysis. Ms. Whitmore is Founder of Benton Consulting, LLC, which specializes in business development and processes. From 1976 through 1999, Ms. Whitmore held numerous engineering and finance positions at Mobil Corporation, including Mobil’s Chief Financial Analyst and Controller of Mobil’s Global Petrochemicals Division. Ms. Whitmore holds a B.S. degree in Chemical Engineering from Purdue University and an M.B.A. from Lewis University. The Company believes that Ms. Whitmore’s combination of global financial, engineering, and management expertise makes her a valuable member of its Board of Directors.

Director Compensation — Upon first being elected to the Board of Directors, each director of the Company who is not an employee or consultant of the Company (an “Outside Director”) is granted stock options to purchase 10,000 shares of common stock at the closing price as of the date of issuance (the fair market value). This initial option grant to an Outside Director vests over three years.

In 2010, the Company paid $5,500 as quarterly compensation to the Chairman of the Board of Directors totaling $22,000. The Company paid $4,500 as quarterly compensation to the Chairman of the Audit and Finance Committee and to the Vice Chairman of the Board of Directors totaling $18,000 to each. All other directors were paid $4,000 each as quarterly compensation, which amounts to an annual total of $16,000 per each other outside director for services performed in their capacity as a director.

During the first, second, third and fourth quarters of 2010, the Company granted its outside directors stock appreciation rights (SAR’s) totaling 61,000 shares, initially under the Company’s Amended and Restated 2006 Stock Appreciation Rights Plan and subsequently under the 2010 Equity Compensation Plan as approved by the shareholders in August of 2010. The fair value of the awards granted during 2010 was $46,335, the 2010 change for the increase in valuation of the 2009 awards was $20,272 and is included in director compensation expense for the year ended December 31, 2010. The SAR’s granted vested immediately and are payable upon the directors’ termination from the position of director.

In 2009, the Company paid $5,500 as quarterly compensation to the Chairman of the Board of Directors totaling $22,000. The Company paid $4,500 as quarterly compensation to the Chairman of the Audit and Finance committee totaling $18,000. The Company paid $4,000 in the first quarter and $4,500 in the second, third and fourth quarters to the Vice Chairman of the Board of Directors totaling $17,500, compared to all other directors being paid $4,000 each quarter, which will amount to an annual total of $16,000 per outside director for services performed in their capacity as directors.

In addition, the Chairman of the Board of Directors received $2,090 in the first quarter of 2009 in deferred common stock (the “Director Restricted Stock Plan” and “Director Deferred Compensation Plan” as described below) based on the closing price on February 10, 2009. The Vice Chairman of the Board of Directors and the Chairman of the Finance and Audit committee received $1,710 respectively, compared to $1,520 to all other directors.

During the second, third and fourth quarters of 2009, the Company granted its outside directors stock appreciation rights (SAR’s) totaling 45,750 shares, under the Company’s Amended and Restated 2006 Stock Appreciation Rights Plan. The fair value of the awards granted was $14,550 and is included in director compensation expense for the year ended December 31, 2009. The SAR’s granted vested immediately and are payable upon the directors’ termination from the position of director.

In 2005, the Company adopted, and the Shareholders’ approved, the 2005 Non-Employee Director Restricted Stock Plan (the “Director Restricted Stock Plan”) which reserved 150,000 shares of the Company’s common stock to be issued to Outside Directors in the form of restricted shares. In 2005, no awards were made under the Director Restricted Stock Plan. In 2005, the Company also adopted the Non-Employee Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”) which permits an Outside Director to defer the receipt of director fees until separation from service or the Company undergoes a change in control. The Company amended the Director Restricted Stock Plan in 2005 to permit an Outside Director to defer receipt of restricted stock granted under it. The deferred restricted shares are accounted for under the Director Deferred Compensation Plan and issued upon separation from service or the Company’s change in control. Under the Director Deferred Compensation Plan, the deferred fees that would have been paid in cash are deemed invested in 5 year U.S. Treasury Bonds during the deferral period. The accumulated hypothetical earnings are paid following the Outside Director’s separation from service or the Company’s change in control. The deferred fees that would have been paid as restricted shares are deemed invested in common stock of the Company during the deferral period. The Director Deferred Compensation Plan is an unfunded, nonqualified deferred compensation arrangement. In 2009, all Outside Directors elected to defer receipts of all of the restricted shares they became entitled to under the Director Restricted Stock Plan. In 2009 and 2010, no Outside Directors elected to defer receipt of cash under the Director Deferred Compensation Plan which was consolidated into the 2010 Equity Compensation Plan.

All Outside Directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending board and committee meetings.

2010 Outside Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Stock Appreciation Rights ($)	Total($)
James A. Henderson	$16,000	—	$6,077	$22,077
James A. McClung	$18,000	—	$6,836	$24,836
Jerry K. Pearlman	$16,000	—	$6,077	$22,077
Donald S. Perkins	$22,000	—	$8,355	$30,355
Richard W. Siegel, Ph.D.	$16,000	—	$6,077	$22,077
R. Janet Whitmore	$16,000	—	$6,077	$22,077
George A. Vincent, III	$18,000	—	$6,836	$24,836

Meetings of the Board and Committees — During the year ended December 31, 2010, the Board of Directors held nine formal meetings. No director missed more than one board or committee meeting held during 2010 (for all committees on which a particular director served).

Committees of the Board of Directors — The Board of Directors has established an Audit and Finance Committee, Compensation and Governance Committee and a Nominating Committee, each comprised entirely of independent directors who are not officers or employees of the Company. The members of the Audit and Finance Committee are Mr. McClung (Chairman), Mr. Pearlman, Mr. Perkins and Mr. Vincent. The members of the Compensation and Governance Committee are Mr. Pearlman (Chairman), Mr. Henderson, Mr. Perkins and Mr. Vincent. The members of the Nominating Committee are Mr. Henderson (Chairman), Mr. McClung, Mr. Pearlman, Mr. Perkins, Dr. Siegel and Mr. Vincent.

The Audit and Finance Committee generally has responsibility for retaining the Company’s independent public auditors, reviewing the plan and scope of the accountants’ annual audit, reviewing the Company’s internal control functions and financial management policies and reporting to the Board of Directors regarding all of the foregoing. The Audit and Finance Committee held seven formal meetings in 2010. The Board of Directors has determined that Mr. Pearlman and Mr. Perkins are “audit committee financial experts” as described in applicable SEC rules. Each member of the Audit and Finance Committee is independent, as defined in applicable SEC rules.

The Compensation and Governance Committee generally has responsibility for establishing executive officer and key employee compensation, reviewing and establishing the Company’s executive compensation and general corporate governance policies and reporting to the Board of Directors regarding the foregoing. The Compensation and Governance Committee also has responsibility for administering the 2010 Equity Compensation Plan determining the number of options, if any, to be granted to the Company’s employees and consultants pursuant to the 2010 Equity Compensation Plan and reporting to the Board of Directors regarding the foregoing. The Compensation and Governance Committee held three formal meetings in 2010.

The Nominating Committee generally has responsibility for nominating candidates to serve on the Board of Directors. All members of the Nominating Committee are independent. The Nominating Committee was formed in 2004 and held three formal meetings in 2010.

The Board of Directors considers its role in risk oversight to focus primarily on evaluating risk at the entity and strategic levels, with management primarily responsible for managing day-to-day risk factors and presenting summary materials for those positions to the Board of Directors. Consistent with this philosophy, the Board of Directors has no formal policy as to whether the roles of Chief Executive Officer and Chairman should be segregated or combined. The Board of Directors considers the circumstances of the Company and makes a determination as to the appropriate leadership structure for the Company at that time. As of the time of this filing, the positions of CEO and Chairman are held by two individuals — Mr. Perkins serves as Chairman and Mr. Jankowski serves as CEO. Mr. Perkins brings extensive experience in corporate leadership from his own working experience and from the many Boards on which he serves or has served in the past, and Mr. Jankowski, in his relatively new role as CEO, is expected to benefit from that experience. The Board of Directors believes that is the most appropriate structure for the Company at this time.

Communications with the Board of Directors — Any stockholder desiring to communicate with the Board of Directors or one or more of its directors may send a letter addressed to the Board of Directors or the applicable directors in care of the Corporate Secretary at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois 60446. All such communications must have the sender’s name, address, telephone number and e-mail address, if any, as well as a statement of the type and amount of the Company’s securities the sender holds and any other interest of the sender in the subject of the communication or, if the sender is not a stockholder of the Company, a statement of the nature of the sender’s interest in the Company. Communications will be forwarded to the proper recipient unless they (a) concern individual grievances or other interests that could not reasonably be construed to be of concern to the stockholders or other constituencies of the Company, (b) advocate the Company’s engaging in illegal activities, (c) contain offensive, scurrilous or abusive content, or (d) have no relevance to the business or operations of the Company.

Directors’ Attendance at Annual Meetings — When a director is unable to attend an Annual Meeting of Stockholders in person, but is able to attend by electronic conferencing, the Company will arrange for the director to participate by other means such that the director can hear and be heard by those present at the meeting. The entire Board of Directors attended the Company’s 2010 Annual Meeting of Stockholders.

Board’s Philosophy in Risk Oversight, Roles and Diversity — The Board of Directors considers its role in risk oversight to focus primarily on evaluating risk at the entity and strategic levels, with management primarily responsible for managing day-to-day risk factors and presenting summary materials for those positions to the Board of Directors. Consistent with this philosophy, the Board of Directors has no formal policy as to whether the roles of Chief Executive Officer and Chairman should be segregated or combined. The Board of Directors considers the circumstances of the Company and makes a determination as to the appropriate leadership structure for the Company at that time. As of the time of this filing, the positions of CEO and Chairman are held by two individuals — Mr. Perkins serves as Chairman and Mr. Jankowski serves as CEO. Mr. Perkins brings extensive experience in corporate leadership from his own working experience and from the many Boards on which he serves or has served in the past, and Mr. Jankowski, in his relatively new role as CEO, is expected to benefit from that experience. The Board of Directors believes that is the most appropriate structure for the Company at this time.

The Board of Directors does not have a stated policy regarding diversity. The Board seeks experienced individuals for service who bring extensive experience in leadership, operations, finance and engineering, particularly in areas directly applicable to the Company or its intended future endeavors.

EXECUTIVE OFFICERS

The table below identifies executive officers of the Company who are not identified in the tables entitled “Election of Directors — Nominees” or “— Other Directors.” The Company prepared the following executive officer summaries using information furnished to the Company by the executive officer.

Name	Age	Position
Frank Cesario	41	Chief Financial Officer
David Nelson	44	Vice President — Sales and Marketing
Nancy Baldwin	60	Vice President — Human Resources and Investor Relations
Patrick Murray, Ph.D.	45	Vice President — Research and Development
H. Glenn Judd	43	Vice President — Operations

Mr. Cesario joined the Company in June 2009 as Chief Financial Officer. He brings more than 10 years of CFO and controller experience at manufacturing entities. Prior to joining Nanophase, Mr. Cesario served in a similar capacity with ISCO International, Inc., a publicly traded global supplier of telecommunications equipment, as well as Turf Ventures LLC, a privately held chemicals distributor. He began his career with KPMG Peat Marwick and then served in progressively responsible finance positions within Material Sciences Corporation and Outokumpu Copper, Inc. Mr. Cesario holds an M.B.A. (Finance) from DePaul University and a B.S. (Accountancy) from the University of Illinois, as well as a CPA license from the state of Illinois.

Mr. Nelson joined the Company in April 2007 as Vice President of Sales. He was appointed Vice President of Sales and Marketing in August 2008. He is an executive who brings over 15 years of business development experience. Prior to joining Nanophase, Mr. Nelson started and managed the LCD business for Eastman Chemical Company. Prior to that, he was a consultant with Mercer Management Consulting working on corporate strategy development and implementation. Mr. Nelson has also started two consumer goods manufacturing companies and has served as National Sales Manager for Pelouze Scale Company. He holds a B.S. in Marketing from Miami University and a M.B.A. from the Kellogg Graduate School of Management at Northwestern University.

Ms. Baldwin has served as the Director of Human Resources and Information Technology since joining the Company in 2000. In September of 2008, she was appointed as the Company’s Vice-President of Human Resources and Investor Relations. Prior to joining Nanophase, she served as Vice-President of iLink Global, and Chief Human Resources Officer at the Marketing Store, a global supplier to McDonald’s Corporation. Previous experience includes 14 years at Arthur Andersen, LLP & Andersen Consulting, LLP in various positions. Ms. Baldwin has a B.S. in Education from Western Illinois University and post graduate studies at

Northern Illinois University. In 2010, Ms. Baldwin was appointed to the Romeoville Economic Development Commission. She is currently an active member of the Will County Three Rivers Manufacturing Human Resources Association.

Dr. Murray joined the Company in 2001 as a senior scientist. He was promoted to Director of Research and Development in 2005 and appointed Vice President of Research and Development in 2008. He holds an undergraduate degree in Biochemistry from Illinois Benedictine College (Benedictine University) and a doctorate in Organic Chemistry from the University of Illinois at Urbana-Champaign. Dr. Murray has over 15 years of experience in the areas of polymer synthesis, particle dispersion, chemical process development and technical project management. Dr. Murray has been focused on dispersion product development and technical support for business development. Prior to joining Nanophase, Dr. Murray held various research and management positions at Nalco Chemical Company.

Mr. Judd joined the Company in 2000 as a senior process engineer. In December of 2009, he was appointed as the Company’s Vice President of Operations. He has served in progressively responsible engineering positions within the Company and has been instrumental in developing, building, and improving the Company’s engineering and production capabilities. He has 20 years of experience in the area of chemical process scale-up, particle dispersion technology, and manufacturing support. Before joining Nanophase, Mr. Judd held various research and engineering positions at the Eastman Kodak Company, and prior to that, spent time as an intern at Michigan Biotechnology Institute while attending college. He graduated with Honors from Michigan State University with a B.S. in Chemical Engineering, and currently holds a professional engineering license.

EXECUTIVE COMPENSATION

Compliance with Section 162(m)

The Compensation and Governance Committee currently intends for all compensation paid to the executive officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) provides that compensation paid to the executive officers in excess of $1,000,000 cannot be deducted by the Company for Federal income tax purposes unless, in general, (1) such compensation is performance-based, established by a committee of outside directors and objective, and (2) the plan or agreement providing for such performance-based compensation has been approved in advance by stockholders. The Compensation and Governance Committee believes that the requirements of Section 162(m) are uncertain at this time and may arbitrarily impact the Company. In the future, the Compensation and Governance Committee may determine to adopt a compensation program that does not satisfy the conditions of Section 162(m) if in its judgment, after considering the additional costs of not satisfying Section 162(m), such program is appropriate.

Section 16(A) Beneficial Ownership Reporting Compliance — Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that during 2010 except as stated below, all Section 16 filing requirements applicable to its officers, directors and 10% beneficial owners were complied with by such persons. Option grants to Messrs. Jankowski, Cesario and Nelson, Ms. Baldwin, and Dr. Murray on May 3, 2010 were filed with the SEC on May 6, 2010.

SUMMARY COMPENSATION TABLE

The following table sets forth a summary of the compensation for each of our named executive officers in U.S. dollars for the financial year ended December 31, 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Jess Jankowski	2010	$271,585	$64,000	$33,700	$—	$15,154	$384,439
Chief Executive Officer (5)	2009	$246,311	$35,000	$22,314	$—	$18,218	$321,843

Frank Cesario	2010	$109,615	$17,000	$24,963	$—	$576	$152,154
Chief Financial Officer (6)	2009	$50,192	$5,000	$15,606	$—	$—	$70,798

David Nelson	2010	$180,431	$30,000	$33,700	$—	$15,154	$259,285
Vice President Sales and Marketing	2009	$176,670	$16,000	$22,314	$—	$17,073	$232,057

Patrick Murray	2010	$156,858	$23,000	$33,700	$—	$15,140	$228,698
Vice President Research and Development	2009	$145,320	$10,000	$22,314	$—	$16,673	$194,307

Nancy Baldwin	2010	$150,979	$17,000	$33,700	$—	$6,371	$208,050
Vice President Human Resources and Investor Relations	2009	$147,992	$10,000	$22,314	$—	$7,633	$187,939

(1)	These amounts were earned in 2010 and 2009, but paid in early 2010 and 2011, respectively. Bonus compensation is driven by company performance against its revenue, business development and other goals as ultimately determined by the Board of Directors.
(2)	The amounts in this column represent the aggregate fair value of awards granted in 2010 and 2009 fiscal years in accordance with FASB ASC Topic 718. See Note 12 of the notes to our financial statements contained elsewhere in this Annual Report for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values.
(3)	None.
(4)	The amounts in this column represent 401(k) match, health and life insurance. Health insurance benefits are the same for all employees. Life insurance is provided in the amount of one times the annual base salary with a maximum of $150,000.
(5)	Effective February 2009, Mr. Jankowski was appointed President and Chief Executive Officer.
(6)	Effective June 2009, Mr. Cesario joined Nanophase as our Chief Financial Officer.

Employment Agreements

Effective as of August 12, 2009, the Company entered into an employment agreement with Jess Jankowski in connection with his services as President and Chief Executive Officer of the Company. No term has been assigned to Mr. Jankowski’s employment agreement.

Pursuant to the terms of his employment agreement, Mr. Jankowski will receive an annual base salary of not less than $275,000. In addition, Mr. Jankowski will be eligible for discretionary bonuses for services to be performed as an executive officer of the Company based on performance and achieving milestones approved by the Board of Directors of the Company (the “Board”).

Mr. Jankowski will be eligible for such stock options and other equity compensation as the Board deems appropriate, subject to the provisions of the Company’s 2010 Equity Compensation Plan (the “Plan”). Mr. Jankowski will also be entitled to the employee benefits made available by the Company generally to all other executive officers of the Company, subject to the terms and conditions of the Company’s employee benefit plan in effect from time to time.

In the event Mr. Jankowski’s employment is terminated other than for “cause” (as such term is defined in the employment agreement), Mr. Jankowski will receive a sum equal to Mr. Jankowski’s base salary in effect at the time of termination for 52 full weeks after the effective date of termination, payable in proportionate amounts on the Company’s regular pay cycle for professional employees, provided that Mr. Jankowski signs, without subsequent revocation, a separation agreement and release in a form acceptable to the Company. In addition, all stock options granted to Mr. Jankowski prior to termination will become fully vested and exercisable in accordance with the applicable option grant agreement and the Plan. If he is terminated for cause, or if he resigns as an employee of the Company, Mr. Jankowski will not be entitled to any severance or other benefits accruing after the term of the employment agreement and such rights will be forfeited immediately upon the end of such term.

If, within two years after the occurrence of a change in control, as defined in his employment agreement, Mr. Jankowski’s employment is terminated other than for cause, his responsibilities or annual compensation are materially reduced without his prior consent, or the Company ceases to be publicly held (each, a “Trigger”), then, subject to Mr. Jankowski signing, without subsequently revoking, a Separation Agreement and Release in a form acceptable to the Company, Mr. Jankowski will receive a sum equal to his base salary for 104 full weeks after the date the Trigger occurs. In addition, all stock options granted to Mr. Jankowski prior to the Trigger will become fully vested and exercisable in accordance with the applicable option grant agreement and the Plan.

Effective as of June 24, 2009, the Company entered into an employment agreement with Mr. Frank Cesario providing for an annual base salary of not less than $150,000. The Company also granted to Mr. Cesario options to purchase up to 20,000 shares of Common Stock at an exercise price of $1.07 per share with options for one-third of such shares becoming exercisable on each of the first three anniversaries of the dates of grant. No term has been assigned to Mr. Cesario’s employment agreement. If Mr. Cesario is terminated other than for “cause” (as such term is defined in Mr. Cesario’s employment agreement), Mr. Cesario will receive severance benefits in an amount equal to Mr. Cesario’s base salary for 3 weeks.

Effective as of September 28, 2008, the Company entered into an employment agreement with Mr. Nelson providing for an annual base salary of not less than $185,000. No term has been assigned to Mr. Nelson’s employment agreement. If Mr. Nelson is terminated other than for “cause” (as such term is defined in Mr. Nelson’s employment agreement), Mr. Nelson will receive severance benefits in an amount equal to Mr. Nelson’s base salary for 39 weeks.

Effective as of September 25, 2008, the Company entered into an employment agreement with Dr. Patrick Murray providing for an annual base salary of not less than $150,000. No term has been assigned to Dr. Murray’s employment agreement. If Dr. Murray is terminated other than for “cause” (as such term is defined in Dr. Murray’s employment agreement), Dr. Murray will receive severance benefits in an amount equal to Dr. Murray’s base salary for 26 weeks.

Effective as of September 25, 2008, the Company entered into an employment agreement with Ms. Nancy Baldwin providing for an annual base salary of not less than $150,000. No term has been assigned to Ms. Baldwin’s employment agreement. If Ms. Baldwin is terminated other than for “cause” (as such term is defined in Ms. Baldwin’s employment agreement), Ms. Baldwin will receive severance benefits in an amount equal to Ms. Baldwin’s base salary for 26 weeks.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding each unexercised option held by each of our named executive officers as of December 31, 2010.

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED EARNED OPTIONS (#) EXERCISABLE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SHARES OF STOCK THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT VESTED ($)
Jess Jankowski	13,000	-0-	$10.875	01/26/11
	13,000	-0-	$7.062	02/28/11
	20,000	-0-	$6.650	01/03/12
	18,000	-0-	$3.660	03/24/13
	11,000	-0-	$5.550	10/11/14
	10,000	-0-	$6.030	09/27/15
	15,000	-0-	$6.010	09/27/16
	18,000	-0-	$4.480	11/06/17
	15,333	7,667	$3.140	05/12/18
	10,000	20,000	$1.020	05/04/19
	-0-	27,000	$1.700	05/03/20
					—	—

Frank Cesario	6,666	13,334	$1.070	06/24/19
	-0-	20,000	$1.700	05/03/20
					—	—

David Nelson	21,000	14,000	$6.130	04/09/17
	15,000	-0-	$4.480	11/06/17

	13,333	6,667	$3.140	05/12/18
	10,000	20,000	$1.020	05/04/19
	-0-	27,000	$1.700	05/03/20
					—	—
Patrick Murray	2,400	-0-	$6.650	01/03/12
	3,000	-0-	$5.550	10/11/14
	3,000	-0-	$6.030	09/27/15
	9,000	-0-	$6.010	09/27/16
	9,000	-0-	$4.480	11/06/17
	10,666	5,334	$3.140	05/12/18
	10,000	20,000	$1.020	05/04/19
	-0-	27,000	$1.700	05/03/20
					—	—
Nancy Baldwin	6,000	-0-	$6.650	01/03/12
	3,000	-0-	$5.550	10/11/14
	7,500	-0-	$6.010	09/27/16
	9,000	-0-	$4.480	11/06/17
	10,000	5,000	$3.140	05/12/18
	10,000	20,000	$1.020	05/04/19
	-0-	27,000	$1.700	05/03/20
					—	—

POTENTIAL PAYMENT UPON TERMINATION OR CHANGE IN CONTROL

Severance Protection. Please see discussion of severance benefits under Item 11 — “Employment Agreements” above.

Change in Control. Upon a change in control, the 2001 Equity Compensation Plan (the predecessor to the 2004 Equity Compensation Plan), the 2004 Equity Compensation Plan (the predecessor to the 2010 Equity Compensation Plan) and the 2010 Equity Compensation Plan each provide that: (1) vesting under all outstanding stock options will automatically accelerate and each option will become fully exercisable; (2) the restrictions and conditions on all outstanding restricted shares shall immediately lapse; and (3) the holders of performance shares will receive a payment in settlement of the performance shares, in an amount determined by the Compensation Committee, based on the target payment for the performance period and the portion of the performance period that precedes the change in control. If the Company is not the surviving entity, the successor is required to assume all unexercised options. Under the Company’s 1992 Stock Option Plan, the vesting of options issued under it is accelerated upon a “sale or merger” (as defined in the 1992 Stock Option Plan).

The following table quantifies the estimated payments that would be made in each covered circumstance to our named executive officers:

NAME	TERMINATION BY COMPANY WITHOUT CAUSE (1)	CHANGE IN CONTROL (2)	INVOLUNTARY TERMINATION IN CONNECTION WITH OR FOLLOWING A CHANGE IN CONTROL (3)
Jess Jankowski	$566,000	$5,700	$571,700
Frank Cesario	$9,000	$2,800	$11,800
David Nelson	$144,000	$5,700	$149,700
Patrick Murray	$85,000	$5,700	$90,700
Nancy Baldwin	$78,000	$5,700	$83,700
H. Glenn Judd	$75,000	$5,700	$80,700

(1)	This amount represents the severance benefits that would be received under the executive officers employment agreement as described had the executive officer been terminated by the Company without cause on December 31, 2010.
(2)	This amount represents an estimate of the value that would have been received under the equity compensation plans had a change in control occurred as of December 31, 2010 and the executive officers benefited from an acceleration of vesting in the equity-based plan awards, as described above. For this purpose, the share price as of December 31, 2010 was used. The amount represents the difference between the exercise price of any unvested options and $1.21.
(3)	This amount represents an estimate of the payments and value that would have been received by the executive officers had the executive officers been terminated by the Company without cause on December 31, 2010 in connection with a change in control on this date. It is the sum of the first two columns.

SECURITY OWNERSHIP OF MANAGEMENT

AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of May 15, 2011 certain information with respect to the beneficial ownership of the common stock by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (2) each Company director, (3) each of the Company’s named executive officers and (4) all Company executive officers and directors as a group.

Name	Number of Shares Beneficially Owned (1)		Percent of Shares Beneficially Owned
Bradford T. Whitmore	5,188,307	(2)	24.47%
Spurgeon Corporation	4,763,920	(3)	22.47%
Grace Brothers, Ltd.	4,463,920	(4)	21.05%
Altana Chemie, AG	1,256,281	(5)	5.92%
James A. Henderson	22,410	(6)	*
Richard W. Siegel, Ph.D.	221,350	(7)	1.04%
James McClung	27,771	(8)	*
Jerry Pearlman	35,948	(9)	*
Donald S. Perkins	67,811	(10)	*
R. Janet Whitmore	184,291	(11)	*
George A. Vincent, III	10,000	(12)	*
Jess Jankowski	157,416	(13)	*
David Nelson	94,000	(14)	*
Patrick Murray, Ph.D.	71,400	(15)	*
Nancy Baldwin	69,500	(16)	*
Frank Cesario	19,999	(17)	*
All executive officers and directors as a group (12 persons)	981,896	(18)	4.60%

Unless otherwise indicated below, the persons address is the same as the address for the Company.

*	Denotes beneficial ownership of less than one percent.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “Commission”). Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Includes 4,463,920 shares of common stock held by Grace Brothers, Ltd., 300,000 shares of common stock held by Grace Investments, Ltd. and 424,387 shares held by Bradford T. Whitmore. Mr. Whitmore is a general partner of both Grace entities. In such capacities, Mr. Whitmore shares voting and investment power with respect to the shares of common stock held by the Grace entities. This information is based on information reported on Form 4 filed on December 24, 2009 with the Commission by Mr. Whitmore. The address of the stockholder is 1560 Sherman Avenue, Suite 900, Evanston, Illinois 60201.
(3)	Includes 4,463,920 shares of common stock held by Grace Brothers, Ltd. and 300,000 shares of common stock held by Grace Investments, Ltd. Spurgeon Corporation is a general partner of both Grace entities and shares voting and investment power with respect to the shares of common stock held by such Grace entities. This information is based on information reported on Form 4 filed on December 24, 2009 with the Commission by Spurgeon Corporation. The address of the stockholder is 1560 Sherman Avenue, Suite 900, Evanston, Illinois 60201.
(4)	This information is based on information reported on Form 4 filed on December 24, 2009 with the Commission by Spurgeon Corporation and Bradford T. Whitmore. The address of the stockholder is 1560 Sherman Avenue, Suite 900, Evanston, Illinois 60201.
(5)	In accordance with the terms of the private placement of 1,256,281 shares of common stock to Altana Chemie AG, the Company filed a registration statement for the shares on February 5, 2007 which was declared effective by the SEC on May 18, 2007.
(6)	Includes Mr. Henderson’s 14,000 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of May 15, 2011.
(7)	Includes Dr. Siegel’s 4,000 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of May 15, 2011.
(8)	Includes Mr. McClung’s 4,000 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of May 15, 2011.
(9)	Includes Mr. Pearlman’s 4,000 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of May 15, 2011.
(10)	Includes Mr. Perkins’ 19,000 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of May 15, 2011.
(11)	Includes Ms. Whitmore’s 10,000 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of May 15, 2011.
(12)	Includes Mr. Vincent’s 10,000 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of May 15, 2011.
(13)	Includes Mr. Jankowski’s 144,000 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of May 15, 2011.

(14)	Includes Mr. Nelson’s 92,000 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of May 15, 2011.
(15)	Includes Dr. Murray’s 71,400 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of May 15, 2011.
(16)	Includes Ms. Baldwin’s 69,500 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of May 15, 2011.
(17)	Includes Mr. Cesario’s 19,999 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of May 15, 2011.
(18)	Includes all executive officers and directors as a group’s 461,899 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of May 15, 2011.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options and rights under all of our existing compensation plans on December 31, 2010, including the 1992 Amended and Restated Stock Option Plan, the 2001 Equity Compensation Plan and the recently adopted 2010 Equity Compensation Plan. The 2010 Equity Compensation Plan (the “Plan” or the “2010 Plan”) replaced the 2004 Equity Compensation Plan (the “2004 Plan”), the 2005 Non-Employee Director Restricted Stock Plan (as amended, the “2005 Plan”), and the Amended and Restated 2006 Stock Appreciation Rights Plan (the “2006 Plan”).

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plans Approved by Shareholders	1,409,595	$3.34	1,996,005
Plans Not Approved by Shareholders	None	$—	None

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Review of Related Person Transactions. The Company had no transactions in 2010 or 2009 in which any related person had or will have a direct or indirect material interest.

Director Independence. The Board of Directors has determined that the following directors are “independent” as that term is defined in (i) paragraph (m) of Section 10A of the Securities Exchange Act of 1934 (15 U.S.C. 78f), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) the rules of the NASDAQ stock market: Mr. McClung, Mr. Henderson, Mr. Pearlman, Mr. Perkins, Dr. Siegel, Mr. Vincent and Mr. Tyler.

The Board of Directors has established an Audit and Finance Committee, Compensation and Governance Committee and a Nominating Committee each comprised entirely of independent directors. The members of the Audit and Finance Committee are Mr. McClung (Chairman), Mr. Pearlman, Mr. Perkins and Mr. Vincent. The members of the Compensation and Governance Committee are Mr. Pearlman (Chairman), Mr. Henderson, Mr. Perkins and Mr. Vincent. The members of the Nominating Committee are Mr. Henderson (Chairman), Mr. McClung, Mr. Pearlman, Mr. Perkins, Dr. Siegel and Mr. Vincent.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit and Finance Committee has appointed McGladrey and Pullen, LLP, an independent registered public accounting firm, as auditors of the Company’s financial statements for the year ended December 31, 2011. McGladrey and Pullen, LLP has been engaged as auditors for the Company since November 2001. The Audit and Finance Committee has determined to afford stockholders the opportunity to express their opinions on the matter of auditors and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit and Finance Committee’s appointment of McGladrey & Pullen, LLP. If a majority of the shares voted at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of McGladrey & Pullen, LLP, the Audit and Finance Committee will interpret this as an instruction to seek other auditors. The following fees were incurred by the Company for the services of McGladrey & Pullen, LLP in relation to the 2010 and 2009 fiscal years.

Audit Fees. The aggregate amount billed by our principal accountant, McGladrey & Pullen, LLP, for audit services performed for the fiscal years ended December 31, 2010 and 2009 was $146,000 and $163,000, respectively. Audit services include the auditing of financial statements and quarterly reviews.

Audit Related Fees. Total fees billed by McGladrey & Pullen, LLP was $0 and $16,000 for the years ended December 31, 2010 and 2009, which included costs incurred for reviews of registration statements, assistance with Staff comment letters, and consultation on various accounting matters in support of the Company’s financial statements.

Tax Fees. Total fees billed by RSM McGladrey, Inc. (an affiliate of McGladrey & Pullen, LLP) for tax related services for the fiscal years ended December 31, 2010 and 2009 were $0 and $7,000, respectively. These services included the preparation of federal and state income tax returns and other tax matters.

All Other Fees. Other than those fees described above, during the fiscal year ended December 31, 2010 and 2009 there were no other fees billed for services performed by McGladrey & Pullen, LLP or RSM McGladrey, Inc.

All of the fees described above were approved by Nanophase’s Audit and Finance Committee.

Audit and Finance Committee Pre-Approval Policies and Procedures. Nanophase’s Audit and Finance Committee pre-approves the audit and non-audit services performed by McGladrey & Pullen, LLP, our principal accountants, and RSM McGladrey, Inc. (an affiliate of McGladrey & Pullen, LLP) in order to assure that the provision of such services does not impair McGladrey & Pullen, LLP’s independence. Unless a type of service to be provided by McGladrey & Pullen, LLP and RSM McGladrey, Inc. (an affiliate of McGladrey & Pullen, LLP) has received general pre-approval, it will require specific pre-approval by the Audit and Finance Committee. In addition, any proposed services exceeding pre-approval cost levels will require specific pre-approval by the Audit and Finance Committee.

The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit and Finance Committee specifically provides for a different period. The Audit and Finance Committee will periodically revise the list of pre-approved services, based on subsequent determinations, and has delegated pre-approval authority to the Chairman of the Audit and Finance Committee. In the event the Chairman exercises such delegated authority, he shall report such pre-approval decisions to the Audit and Finance Committee at its next scheduled meeting. The Audit and Finance Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management. The Audit and Finance Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

It is expected that representatives of McGladrey & Pullen will be present at the meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS AND THE AUDIT AND FINANCE COMMITTEE RECOMMEND THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF McGLADREY & PULLEN, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY’S FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011.

MISCELLANEOUS AND OTHER MATTERS

Solicitation — The cost of this proxy solicitation will be borne by the Company. The Company may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company’s expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by the Company for their reasonable out-of-pocket expenses of solicitation. The Company does not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest.

Proposals of Stockholders — Proposals of stockholders (1) intended to be considered at the Company’s 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) and (2) to be considered for inclusion in the Company’s proxy statement and proxy for the 2012 Annual Meeting must be received by the Secretary of the Company on or before February 25, 2012. If a stockholder submits a proposal to be considered at the 2012 Annual Meeting other than in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and does not provide notice of such proposal to the Company by May 10, 2012, the holders of any proxy solicited by the Company’s Board of Directors for use at such meeting will have discretionary authority to vote with respect to any proposal as to which timely notice is not given.

Other Business — The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement and the Company’s Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxies will vote such proxies as the Board of Directors directs.

Section 16(a) Beneficial Ownership Reporting Compliance — Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that during 2010 except as stated below, all Section 16 filing requirements applicable to its officers, directors and 10% beneficial owners were complied with by such persons. Option grants to Messrs. Jankowski, Cesario and Nelson, Ms. Baldwin, and Dr. Murray on May 3, 2010 were filed with the SEC on May 6, 2010.

Historical Legal Proceedings Involving Director — In 2001, George Tatz, a purchaser of 200 shares of the Company’s common stock, filed a class action complaint against the Company and its former Chief Executive Officer, Joseph Cross, in the United States District Court for the Northern District of Illinois. The complaint alleged that defendants violated the federal Securities Exchange Act of 1934 (the “Act”) by making supposedly fraudulent material misstatements of fact in connection with the Company’s public disclosures about a British customer, Celox. Plaintiff subsequently filed an amended complaint, alleging that the Company, three former officers and Jess Jankowski, then-acting chief financial officer, made additional supposedly fraudulent material misstatements of fact in connection with the Company’s public disclosures concerning the Company’s dealings with Celox. The Company denied these allegations. The Company and its directors and officers liability insurance carrier decided in 2003 to avoid protracted litigation and defense costs by agreeing to settle all claims against all defendants for $2,500,000. Thereafter, the Court approved the settlement and dismissed the case with prejudice. The settlement did not admit liability by any party. In 2005, the Court ordered distribution of the net settlement fund to the plaintiff class. Because the settlement was funded by the Company’s directors and officers liability insurance, the settlement did not have a material adverse effect on the Company’s financial position or results of operation.

Additional Information — The Company will furnish without charge a copy of its Annual Report on Form 10-K for its year ended December 31, 2010, as filed with the Commission, upon the written request of any person who is a stockholder as of the Record Date, and will provide copies of the exhibits to such Form 10-K upon payment of a reasonable fee which shall not exceed the Company’s reasonable expenses in connection therewith. Requests for such materials should be directed to Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois 60446, Attention: Nancy Baldwin, Vice President — Human Resources and Investor Relations.

By order of the Board of Directors

/s/ FRANK CESARIO
Frank Cesario
Chief Financial Officer

Romeoville, Illinois

June 24, 2011

ALL STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

NANOPHASE TECHNOLOGIES CORPORATION

PROXY	PROXY

NANOPHASE TECHNOLOGIES CORPORATION

1319 MARQUETTE DRIVE

ROMEOVILLE, ILLINOIS 60446

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 9, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoints Jess Jankowski with full power of substitution, as attorney and proxy for, and in the name and place of, the undersigned, and hereby authorizes Mr. Jankowski to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Nanophase Technologies Corporation to be held at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois, 60446, on Tuesday, August 9, 2011 at 9:00 a.m., Chicago time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(continued, and to be signed and dated, on reverse side)

h	FOLD AND DETACH HERE	h

NANOPHASE TECHNOLOGIES CORPORATION

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.	☒

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

1.	ELECTION OF CLASS II DIRECTORS.

For nominees listed below	☐

Withhold authority to vote	☐

(except as marked to the contrary below)	☐

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR THE INDIVIDUAL NOMINEES, STRIKE A LINE THROUGH THE NOMINEE’S NAME BELOW)

Jess A. Jankowski

Richard W. Siegel, Ph.D.

W. Ed Tyler

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF McGLADREY & PULLEN, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY’S FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011.

FOR	☐

AGAINST	☐

ABSTAIN	☐

3.	EACH OF THE PERSONS NAMED AS PROXIES HEREIN ARE AUTHORIZED, IN SUCH PERSON’S DISCRETION, TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENTS THEREOF.

Date:                     , 2011

Signature

Signature (if held jointly)

Please date this Proxy and sign it exactly as your name(s) appears hereon.

When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation.

If you sign for a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

h	FOLD AND DETACH HERE	h